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                                                                    EXHIBIT 10.3

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
      LOAN NUMBER                  LOAN NAME               ACCT. NUMBER               NOTE DATE                  INITIALS
                              Georgia Trust Bank                                       03/11/04                     JG
                                (in Organization)

      NOTE AMOUNT              INDEX (W/MARGIN)                RATE                 MATURITY DATE              LOAN PURPOSE
      $600,000.00          Wall Street Journal Prime          3.000%                   03/11/05                 Commercial
                                   minus 1.0%
                                                         Creditor Use Only


                                 PROMISSORY NOTE
                      (Commercial - Draw - Variable Rate)

-------------------------------------------------------------------------------


DATE AND PARTIES. The date of the Promissory Note (Note) is March 11, 2004. The parties and their addresses are

         LENDER:
                  NEXITY BANK
                  300 ParkBrooke Place
                  Suite 370
                  Woodstock, Georgia  30189
                  Telephone:  (678) 556-0700

         BORROWER:
                  GEORGIA TRUST BANK (IN ORGANIZATION)
                  a Financial Institution
                  3570 Financial Center Way
                  Suite 2
                  Buford, Georgia  30519

1. DEFINITIONS. As used in this Note, the terms have the following meanings:

         A. PRONOUNS. The pronouns "I," "me," and "my" refer to each Borrower signing this Note, individually and together with their heirs, successors and assigns, and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this Note. "You" and "Your" refer to the Lender, with its participants or syndicators, successors and assigns, or any person or company that acquires an interest in the Loan.

         B. NOTE. Note refers to this document, and any extensions, renewals, modifications and substitutions of this Note.

         C. LOAN. Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Note.

         D. PROPERTY. Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

         E. PERCENT. Rates and rate change limitations are expressed as annualized percentages.

2. PROMISE TO PAY. For value received, I promise to pay you or your order, at your address, or at such other location as you may designate, amounts advanced from time to time under the terms of this Note up to the maximum total principal balance of $600,000.00 (Principal), plus Interest from the date of disbursement, on the unpaid outstanding Principal balance until this Note matures or this obligation is accelerated.


Georgia Trust Bank (in Organization)                         Initials _________





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All advances made will be made subject to all other terms and conditions of this
Loan.

3. INTEREST. Interest will accrue on the unpaid Principal balance of this Note at the rate of 3.000 percent (Interest Rate) until March 12, 2004, after which time it may change as described in the Variable Rate subsection.

         A. INTEREST AFTER DEFAULT. If you declare a default under the terms of this Loan, including for failure to pay in full at maturity, you may increase the Interest Rate payable on the outstanding Principal balance of this Note. In such event, Interest will accrue on the outstanding Principal balance at
                  18.000 percent until paid in full.

         B. MAXIMUM INTEREST AMOUNT. Any amount assessed or collected as Interest under the terms of this Note or obligation will be limited to the Maximum Lawful Amount of Interest allowed by state or federal law. Amounts collected in excess of the Maximum Lawful Amount will be applied first to the unpaid Principal balance. Any remainder will be refunded to me.

         C.       STATUTORY AUTHORITY. The amount assessed or collected on this
                  Note is authorized by the Georgia usury laws under Ga. Code title 7, ch. 4.

         D. ACCRUAL. During the scheduled term of this Loan Interest accrues using an Actual/360 days counting method.

         E. VARIABLE RATE. The Interest Rate may change during the term of this transaction.

                  (1) Index. Beginning with the first Change Date, the Interest Rate will be based on the following Index: the highest base rate on corporate loans posted by at least 75% of the nation's 30 largest banks that The Wall Street Journal publishes as the Prime Rate.

                  (2) Change Date. Each date on which the Interest Rate may change is called a Change Date. The Interest Rate may change March 12, 2004 and daily thereafter.

                  (3) Calculation of Change. On each Change Date, you will calculate the Interest Rate, which will be the Current index minus 1.0 percent. The result of this calculation will be rounded up to the nearest .001 percent. Subject to any limitations, this will be the Interest Rate until the next Change Date. The new Interest Rate will become effective on each Change Date. The Interest Rate and other charges on this Note will never exceed the highest rate or charge allowed by law for this Note.

                  (4) Effect of Variable Rate. A change in the Interest Rate will have the following effect on the payments:
                           The amount of scheduled payments and the amount of the final payment will change.

         4. REMEDIAL CHARGES. In addition to interest or other finance charges, I agree that I will pay these additional fees based on my method and pattern of payment. Additional remedial charges may be described elsewhere in this Note.

                  A. LATE CHARGE. If a payment is more than 10 days late, I will be charged 5.000 percent of the Unpaid Portion of Payment. I will pay late charge promptly but only once for each late payment.

         5. GOVERNING AGREEMENT. This Note is further governed by the Commercial Loan Agreement executed between you and me as part of this Loan, as modified, amended or supplemented. Upon execution of this Note, I represent that I have reviewed and am in compliance with the terms contained in the Commercial Loan Agreement.

         6. PAYMENT. I agree to pay this Note in installments of accrued interest beginning April 11, 2004, and the on the 11th day of each month thereafter. I agree to pay the entire unpaid Principal and any accrued but unpaid interest on March 11, 2005.

         Payments will be rounded up to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.


Georgia Trust Bank (in Organization)                         Initials _________


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         7.       PREPAYMENT. I may prepay this Loan in full or in part at any time. Any partial prepayment will not excuse any later scheduled payments until I pay in full.

         8.       LOAN PURPOSE.  This is a business-purpose loan transaction.

         9. ADDITIONAL TERMS. Financial Reports: Upon Nexity's request, Borrower, if a business entity agrees to furnish within one hundred-twenty days after each of its fiscal year-ends during the term of this loan, its balance sheet and the related statements of income and retained earnings. The reports shall be audited, if available, or supplemented by the Borrower's tax return, if not audited. Borrower and guarantors also agree to provide any other financial information as may be requested by Nexity from time to time. If the Borrower is an individual, Borrower is required to provide Nexity financial information as requested, and in any event a current personal financial statement and tax return annually. In the event an extension has been filed, a copy will be provided to Nexity. Failure to comply with this request could result in the acceleration of the loan and/or demand for payment in full.

         10. WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.

                  A. ADDITIONAL WAIVERS BY BORROWER. In addition, I, and any party to this Note and Loan, to the extent permitted by law, consent to certain actions you may take, and generally waive defenses that may be available based on those actions or based on the status of a party to this Note.

                           (1) You may renew or extend payments on the Note, regardless of the number of such renewals or extensions.

                           (2) You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.

                           (3) You may release, substitute or impair any Property securing this Note.

                           (4) You, or any institution participating in this Note, may invoke your right of set-off.

                           (5) You may enter into any sales, repurchases or participations of this Note to any person in any amounts and I waive notice of such sales, repurchases or participations.

                           (6) I agree that any of us signing this Note as a Borrower is authorized to modify the terms of this Note or any instrument securing, guarantying or relating to this Note.

                           (7) I agree that you may inform any party who guarantees the Loan of any Loan accommodations, renewals, extensions, modifications, substitutions or future advances.

                  B. NO WAIVER BY LENDER. Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in this Note, or other Loan documents, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

         11. APPLICABLE LAW. This Note is governed by the laws of Georgia, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Georgia, unless otherwise required by law.

         12. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay this Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on this Loan, or any number of us together, to collect this Loan. Extending this Loan or new obligations under this Loan, will not affect my duty under this Loan and I will still be obligated to pay this Loan. The duties and benefits of this Loan will bind and benefit the successors and assigns of you and me.

         13. AMENDMENT, INTEGRATION AND SEVERABILITY. This Note may not be amended or modified by oral agreement. No amendment or modification of this note is effective unless made in writing and executed by


Georgia Trust Bank (in Organization)                         Initials _________

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         you and me. This Note is the complete and final expression of the agreement. If any provision of this Note is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

         14. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Note.

         15. NOTICE, FINANCIAL, REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designed in writing. Notice to one party will be deemed to be notice to all parties. I will inform you in writing of any change in my name, address or other application information. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

         16. CREDIT INFORMATION. I agree to supply you with whatever information you reasonably request. You will make requests for this information without undue frequency, and will give me reasonable time in which to supply the information.

         17. ERRORS AND OMISSIONS. I agree, if requested by you, to fully cooperate in the correction, if necessary, in the reasonable discretion of you of any and all loan closing documents so that all documents accurately describe the loan between you and me. I agree to assume all costs including by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with your requests within thirty (30) days.

         18. AGREEMENT TO ARBITRATE. You or I may submit to biding arbitration, any dispute, claim or other matter in question between or among you and me that arises out of or relates to this Transaction (Dispute), except as otherwise indicated in this section or as you and I agree to in writing. For purposes of this section, this Transaction includes this Note and any other documents, instruments and proposed loans or extensions of credit that relate to this Note. You or I will not arbitrate any Dispute within any "core proceedings" under the United States bankruptcy laws.

         You and I must consent to arbitrate any Dispute concerning a debt secured by real estate at the time of the proposed arbitration. You may foreclose or exercise any powers of sale against real property securing a debt underlying any Dispute before, during or after any arbitration. You may also enforce a debt secured by this real property and underlying the Dispute before, during or after any arbitration.

         You or I may seek provisional remedies at any time from a court having jurisdiction to preserve the rights of or to prevent irreparable injury to you or me. Foreclosing or exercising a power of sale, beginning and continuing a judicial action or pursuing self-help remedies will not constitute a waiver of the right to compel arbitration.

         The arbitrator will determine whether a Dispute is arbitrable. A single arbitrator will resolve any Dispute, whether individual or joint in nature, or whether based on contract, tort, or any other matter at law or in equity. The arbitrator may consolidate any Dispute with any related disputes, claims or other matters in question not arising out of this Transaction. Any court having jurisdiction may enter a judgment or decree on the arbitrator's award. The judgment or decree will be enforced as any other judgment or decree.

         You and I acknowledge that the agreements, transactions or the relationships which result from the agreements or transactions between and among you and me involve interstate commerce. The United States Arbitration Act will govern the interpretation and enforcement of this action.

         The American Arbitration Association's Commercial Arbitration Rules, in effect on the date of this Note, will govern the selection of the arbitrator and the arbitration process, unless otherwise agreed to in this Note or another writing.

Georgia Trust Bank (in Organization)                         Initials _________


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         19.      WAIVER OF TRIAL FOR ARBITRATION. You and I understand that the parties have the right or opportunity to litigate any Dispute through a trial by judge or jury, but that the parties prefer to resolve Dispute through arbitration instead of litigation. If any Dispute is arbitrated, you and I voluntarily and knowingly waive the right to have a trial by jury or judge during the arbitration.

         20. SIGNATURE. By signing under seal, I agree to the terms contained in this Note. I also acknowledge receipt of a copy of this Note.


         BORROWER:

                  Georgia Trust Bank (in Organization)


                           By:      /s/ William E. Smith                 (SEAL)
                              -------------------------------------------
                               William E. Smith, Chairman



Georgia Trust Bank (in Organization)                         Initials _________